Exhibit 99

[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Michael McKenney, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports 2015 Second Quarter Results

WESTFORD, Mass., August 5, 2015 - Kadant Inc. (NYSE:KAI) reported its financial results for the second fiscal quarter ended July 4, 2015.

Second Quarter 2015 Financial Highlights

•
GAAP diluted earnings per share (EPS) from continuing operations increased 9% to $0.76 in the second quarter of 2015 compared to $0.70 in the second quarter of 2014. The second quarter of 2015 included a $0.09 unfavorable effect of foreign currency translation compared to the second quarter of 2014. Guidance was $0.69 to $0.71.

•	Adjusted diluted EPS increased 5% to $0.78 in the second quarter of 2015 compared to $0.74 in the second quarter of 2014.

•
Revenue decreased 6% to $98 million in the second quarter of 2015 compared to $105 million in the second quarter of 2014, including a $9 million, or 8%, decrease from the unfavorable effects of foreign currency translation and a $2 million, or 2%, increase from an acquisition. Guidance was $95 to $97 million.

•
Parts and consumables revenue increased 4% to $65 million, or 66% of total revenue, in the second quarter of 2015, compared to $63 million, or 60% of total revenue, in the second quarter of 2014. Excluding a $6 million unfavorable effect of foreign currency translation, parts and consumables revenue increased 13% compared to the second quarter of 2014.

•	Gross margin was 46.5% in the second quarter of 2015, compared to 43.0% in the second quarter of 2014.

•	Operating income increased 5% to $13 million in the second quarter of 2015 compared to $12 million in the second quarter of 2014 and represented 12.9% of revenue.

•	Net income from continuing operations was $8 million in the second quarters of 2015 and 2014.

•	Adjusted EBITDA was a record $16 million in the second quarter of 2015, up 1% compared to $15 million in the second quarter of 2014 and 17% sequentially, and represented 15.9% of revenue.

•
Bookings decreased 19% to $94 million in the second quarter of 2015 compared to a record $115 million in the second quarter of 2014, including a $9 million, or 8%, decrease from the unfavorable effects of foreign currency translation and a $2 million, or 2%, increase from an acquisition. Excluding the acquisition and the foreign currency translation effect, bookings decreased 13% in the second quarter of 2015 compared to the second quarter of 2014.

•	Backlog was $132 million at the end of the second quarter of 2015 and the second highest in our Company’s history.

•	We repurchased 86,518 shares of our common stock for $4 million in the second quarter of 2015.

Note: Adjusted diluted EPS and adjusted EBITDA are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures” and in the reconciliation tables below.

Management Commentary

“We had another solid quarter with better-than-expected revenue and earnings per share along with excellent gross margin performance,” said Jonathan W. Painter, president and chief executive officer of Kadant Inc. “Our diluted earnings per share from continuing operations was $0.76 in the second quarter of 2015, which exceeded our guidance of $0.69 to $0.71. Our operating margin increased to nearly 13 percent in the second quarter of 2015 compared to 11 percent in the second quarter of 2014.

“Despite the headwinds from the strong dollar, our revenue of $98 million in the second quarter of 2015 was better than expected, but was down six percent compared to the second quarter of 2014 due to the effects of foreign currency translation. Excluding these translation effects, our revenue growth was two percent in the second quarter of 2015 compared to the second quarter of 2014. Our revenue in North America was a record $59 million in the second quarter of 2015, increasing 11 percent compared to the second quarter of 2014. Our parts and consumables revenue increased four percent to $65 million in the second quarter of 2015 and was the second highest in our Company’s history.”

Second Quarter 2015

Kadant reported revenue of $98.3 million in the second quarter of 2015, a decrease of $6.5 million, or six percent, compared with $104.8 million in the second quarter of 2014. Revenue for the second quarter of 2015 included $2.5 million from an acquisition and an $8.5 million decrease from the unfavorable effects of foreign currency translation compared to the second quarter of 2014. Operating income from continuing operations increased five percent to $12.6 million in the second quarter of 2015 compared to $12.0 million in the second quarter of 2014. Operating income included $0.3 million of expense related to restructuring and acquired inventory and backlog in the second quarter of 2015 compared to $0.7 million of expense in the second quarter of 2014. Adjusted operating income, a non-GAAP measure, was $12.9 million in the second quarter of 2015 compared to $12.7 million in the second quarter of 2014.

Net income from continuing operations was $8.5 million in the second quarter of 2015, or $0.76 per diluted share, compared to $7.9 million, or $0.70 per diluted share, in the second quarter of 2014. Net income from continuing operations in the second quarter of 2015 included $0.2 million, or $0.02 per diluted share, of after-tax restructuring costs. Net income from continuing operations in the second quarter of 2014 included after-tax expense of $0.4 million, or $0.04 per diluted share, related to acquired inventory and backlog. Adjusted net income, a non-GAAP measure, was $8.7 million, or $0.78 per diluted share, in the second quarter of 2015 compared to $8.3 million, or $0.74 per diluted share, in the second quarter of 2014.

Adjusted Net Income and Adjusted Diluted EPS Reconciliation (non-GAAP)	Three Months Ended July 4, 2015		Three Months Ended June 28, 2014
	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Income and Diluted EPS from continuing operations, as reported	$8.5	$0.76	$7.9	$0.70
Adjustments for the following:
Amortization of profit in inventory and acquired backlog, net of tax	—	—	0.4	0.04
Restructuring costs, net of tax	0.2	0.02	—	—
Adjusted Net Income and Adjusted Diluted EPS	$8.7	$0.78	$8.3	$0.74

Guidance

“The first half of 2015 has positioned us well for another great year,” Mr. Painter continued. “That said, we expect the shipment dates for several capital projects in China to be delayed into 2016. As a result, we are lowering our full year revenue guidance and now expect full year revenue of $395 to $400 million, revised from our previous guidance of $403 to $410 million. While we expect that improved operating margins will diminish the impact from the delayed capital shipments, we are narrowing our full year guidance for GAAP diluted EPS from continuing operations to $3.05 to $3.11, revised from our previous guidance of $3.05 to $3.15. For the third quarter of 2015, we expect to achieve GAAP diluted EPS from continuing operations of $0.70 to $0.72 on revenue of $95 to $97 million. We still expect 2015 to be a record year for GAAP diluted EPS.”

Conference Call

Kadant will hold a webcast with a slide presentation for investors on Thursday, August 6, 2015, at 11 a.m. eastern time to discuss its second quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors”. To listen to the webcast via teleconference, call 877-703-6107 within the U.S., or +1-857-244-7306 outside the U.S. and reference participant passcode 83375884. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our Web site until September 4, 2015.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its Web site at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding acquisitions and the effect of foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA) and adjusted EBITDA.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included $2.5 million from an acquisition and an $8.5 million unfavorable foreign currency translation effect in the second quarter of 2015 and $4.2 million from an acquisition and a $15.2 million unfavorable foreign currency translation effect in the first six months of 2015. We present increases or decreases in revenue excluding the effects of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income, adjusted EBITDA, adjusted net income, and adjusted diluted EPS exclude restructuring costs and expense related to acquired inventory and backlog. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or none at all.

Adjusted operating income and adjusted EBITDA exclude:

•
Pre-tax restructuring costs of $0.2 million and $0.1 million in the second quarters of 2015 and 2014, respectively, and $0.3 million and $0.4 million in the first six months of 2015 and 2014, respectively.

•
Pre-tax expense related to acquired inventory and backlog of $0.1 million and $0.6 million in the second quarters of 2015 and 2014, respectively, and $0.2 million and $2.6 million in the first six months of 2015 and 2014, respectively.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax restructuring costs of $0.2 million in the second quarter of 2015.

•	After-tax expense related to acquired inventory and backlog of $0.4 million ($0.6 million net of tax of $0.2 million) in the second quarter of 2014.

Adjusted diluted EPS in the second quarters of 2015 and 2014 was calculated using the reported weighted average diluted shares for each period.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Revenues	$98,327	$104,835	$190,578	$198,202
Costs and Operating Expenses:
Cost of revenues	52,600	59,753	100,514	110,940
Selling, general, and administrative expenses	31,068	31,588	63,290	64,070
Research and development expenses	1,800	1,392	3,460	3,141
Restructuring costs	216	66	300	394
	85,684	92,799	167,564	178,545
Operating Income	12,643	12,036	23,014	19,657
Interest Income	43	82	96	304
Interest Expense	(231)	(250)	(462)	(556)
Income from Continuing Operations before Provision
for Income Taxes	12,455	11,868	22,648	19,405
Provision for Income Taxes	3,914	3,870	7,182	6,222
Income from Continuing Operations	8,541	7,998	15,466	13,183
(Loss) Income from Discontinued Operation, Net of Tax	(5)	(9)	60	(14)
Net Income	8,536	7,989	15,526	13,169
Net Income Attributable to Noncontrolling Interest	(72)	(131)	(165)	(258)
Net Income Attributable to Kadant	$8,464	$7,858	$15,361	$12,911

Amounts Attributable to Kadant:
Income from Continuing Operations	$8,469	$7,867	$15,301	$12,925
(Loss) Income from Discontinued Operation, Net of Tax	(5)	(9)	60	(14)
Net Income Attributable to Kadant	$8,464	$7,858	$15,361	$12,911

Earnings per Share from Continuing Operations
Attributable to Kadant:
Basic	$0.77	$0.71	$1.40	$1.17
Diluted	$0.76	$0.70	$1.37	$1.15

Earnings per Share Attributable to Kadant:
Basic	$0.77	$0.71	$1.41	$1.16
Diluted	$0.76	$0.70	$1.38	$1.14

Weighted Average Shares:
Basic	10,948	11,049	10,920	11,091
Diluted	11,173	11,246	11,130	11,280

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended			of Currency
Revenues by Product Line	July 4, 2015	June 28, 2014	Decrease	Translation (a,b)
Stock-Preparation	$35,271	$36,248	$(977)	$1,118
Doctoring, Cleaning, & Filtration	26,800	28,180	(1,380)	983
Fluid-Handling	24,554	27,547	(2,993)	(39)
Papermaking Systems Segment	86,625	91,975	(5,350)	2,062
Wood Processing Systems Segment	9,019	9,837	(818)	316
Fiber-Based Products	2,683	3,023	(340)	(340)
	$98,327	$104,835	$(6,508)	$2,038

				Increase
				(Decrease)
				Excluding Effect
	Six Months Ended		Increase	of Currency
	July 4, 2015	June 28, 2014	(Decrease)	Translation (a,b)
Stock-Preparation	$65,917	$62,422	$3,495	$7,316
Doctoring, Cleaning, & Filtration	54,086	55,189	(1,103)	3,045
Fluid-Handling	47,277	52,548	(5,271)	(158)
Papermaking Systems Segment	167,280	170,159	(2,879)	10,203
Wood Processing Systems Segment	16,791	21,110	(4,319)	(2,194)
Fiber-Based Products	6,507	6,933	(426)	(426)
	$190,578	$198,202	$(7,624)	$7,583

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Product Line	July 4, 2015	April 4, 2015	(Decrease)	Translation (a,b)
Stock-Preparation	$35,271	$30,646	$4,625	$4,766
Doctoring, Cleaning, & Filtration	26,800	27,286	(486)	(333)
Fluid-Handling	24,554	22,723	1,831	2,051
Papermaking Systems Segment	86,625	80,655	5,970	6,484
Wood Processing Systems Segment	9,019	7,772	1,247	1,167
Fiber-Based Products	2,683	3,824	(1,141)	(1,141)
	$98,327	$92,251	$6,076	$6,510

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Revenues by Geography (c)	July 4, 2015	June 28, 2014	(Decrease)	Translation (a,b)
North America	$59,075	$53,224	$5,851	$7,752
Europe	17,734	27,288	(9,554)	(5,663)
Asia	14,044	16,199	(2,155)	(1,378)
Rest of World	7,474	8,124	(650)	1,327
	$98,327	$104,835	$(6,508)	$2,038

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				Increase
				(Decrease)
				Excluding Effect
	Six Months Ended		Increase	of Currency
	July 4, 2015	June 28, 2014	(Decrease)	Translation (a,b)
North America	$116,166	$106,766	$9,400	$12,687
Europe	33,990	47,777	(13,787)	(6,548)
Asia	27,174	26,367	807	2,509
Rest of World	13,248	17,292	(4,044)	(1,065)
	$190,578	$198,202	$(7,624)	$7,583

				Increase
				Excluding Effect
	Three Months Ended			of Currency
Sequential Revenues by Geography (c)	July 4, 2015	April 4, 2015	Increase	Translation (a,b)
North America	$59,075	$57,091	$1,984	$1,966
Europe	17,734	16,256	1,478	1,672
Asia	14,044	13,130	914	890
Rest of World	7,474	5,774	1,700	1,982
	$98,327	$92,251	$6,076	$6,510

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Bookings by Product Line	July 4, 2015	June 28, 2014	(Decrease)	Translation (a)
Bookings from Continuing Operations:
Stock-Preparation	$28,588	$45,502	$(16,914)	$(15,154)
Doctoring, Cleaning, & Filtration	25,972	28,345	(2,373)	301
Fluid-Handling	23,303	24,799	(1,496)	1,484
Papermaking Systems	77,863	98,646	(20,783)	(13,369)
Wood Processing Systems	13,185	13,698	(513)	1,145
Fiber-Based Products	2,670	2,598	72	72
	$93,718	$114,942	$(21,224)	$(12,152)

				Increase
				(Decrease)
				Excluding Effect
	Six Months Ended			of Currency
Bookings by Product Line	July 4, 2015	June 28, 2014	Decrease	Translation (a)
Bookings from Continuing Operations:
Stock-Preparation	$72,931	$89,325	$(16,394)	$(12,509)
Doctoring, Cleaning, & Filtration	53,020	60,614	(7,594)	(3,246)
Fluid-Handling	49,395	52,673	(3,278)	2,471
Papermaking Systems	175,346	202,612	(27,266)	(13,284)
Wood Processing Systems	21,175	21,502	(327)	2,350
Fiber-Based Products	5,194	5,533	(339)	(339)
	$201,715	$229,647	$(27,932)	$(11,273)

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Business Segment Information	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Gross Profit Margin:
Papermaking Systems	46.2%	43.5%	46.8%	45.4%
Other	48.9%	39.1%	50.5%	35.8%
	46.5%	43.0%	47.3%	44.0%

Operating Income:
Papermaking Systems	$15,030	$13,803	$27,313	$23,213
Corporate and Other	(2,387)	(1,767)	(4,299)	(3,556)
	$12,643	$12,036	$23,014	$19,657

Adjusted Operating Income (b) (f)
Papermaking Systems	$15,295	$13,869	$27,801	$23,668
Corporate and Other	(2,387)	(1,189)	(4,299)	(1,028)
	$12,908	$12,680	$23,502	$22,640

Capital Expenditures from Continuing Operations:
Papermaking Systems	$1,202	$772	$2,154	$1,289
Corporate and Other	233	131	497	153
	$1,435	$903	$2,651	$1,442

	Three Months Ended		Six Months Ended
Cash Flow and Other Data from Continuing Operations	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Cash Provided by Operations	$14,164	$8,993	$9,641	$15,195
Depreciation and Amortization Expense	2,753	2,829	5,663	5,874

Balance Sheet Data			July 4, 2015	Jan. 3, 2015
Assets
Cash, Cash Equivalents, and Restricted Cash			$48,585	$45,793
Accounts Receivable, Net			58,117	58,508
Inventories			64,207	55,223
Unbilled Contract Costs and Fees			4,066	5,436
Other Current Assets			22,670	18,714
Property, Plant and Equipment, Net			43,693	44,965
Intangible Assets			42,143	46,954
Goodwill			122,804	127,882
Other Assets			9,548	10,272
			$415,833	$413,747
Liabilities and Stockholders' Equity
Accounts Payable			$28,453	$27,233
Short- and Long-term Debt			28,500	25,861
Other Liabilities			93,205	95,194
Total Liabilities			150,158	148,288
Stockholders' Equity			265,675	265,459
			$415,833	$413,747

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Adjusted Operating Income and Adjusted EBITDA		Three Months Ended		Six Months Ended
Reconciliation		July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Consolidated
	Net Income Attributable to Kadant	$8,464	$7,858	$15,361	$12,911
	Net Income Attributable to Noncontrolling Interest	72	131	165	258
	Loss (Income) from Discontinued Operation, Net of Tax	5	9	(60)	14
	Provision for Income Taxes	3,914	3,870	7,182	6,222
	Interest Expense, Net	188	168	366	252
	Operating Income	12,643	12,036	23,014	19,657
	Restructuring Costs	216	66	300	394
	Acquired Backlog Amortization (d)	16	76	107	392
	Acquired Profit in Inventory (e)	33	502	81	2,197
	Adjusted Operating Income (b)	12,908	12,680	23,502	22,640
	Depreciation and Amortization	2,737	2,753	5,556	5,482
	Adjusted EBITDA (b)	$15,645	$15,433	$29,058	$28,122

Papermaking Systems
	Operating Income	$15,030	$13,803	$27,313	$23,213
	Restructuring Costs	216	66	300	394
	Acquired Backlog Amortization (d)	16	—	107	—
	Acquired Profit in Inventory (e)	33	—	81	61
	Adjusted Operating Income (b)	15,295	13,869	27,801	23,668
	Depreciation and Amortization	1,977	1,984	4,049	3,945
	Adjusted EBITDA (b)	$17,272	$15,853	$31,850	$27,613

Corporate and Other
	Operating Loss	$(2,387)	$(1,767)	$(4,299)	$(3,556)
	Acquired Backlog Amortization (d)	—	76	—	392
	Acquired Profit in Inventory (e)	—	502	—	2,136
	Adjusted Operating Loss (b)	(2,387)	(1,189)	(4,299)	(1,028)
	Depreciation and Amortization	760	769	1,507	1,537
	Adjusted EBITDA (b)	$(1,627)	$(420)	$(2,792)	$509

(a)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(b)	Represents a non-GAAP financial measure.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	Represents intangible amortization expense associated with acquired backlog.

(e)	Represents expense within cost of revenues associated with acquired profit in inventory.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

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About Kadant

Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with revenue of $402 million in fiscal year 2014 and 1,800 employees in 18 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended January 3, 2015 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenue from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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